Exhibit 10.1

Oncotelic Therapeutics, Inc.

29397 Agoura Rd., Suite 107 Agoura Hills, CA 91301

STRICTLY CONFIDENTIAL

Oncotelic Therapeutics, Inc (Oncotelic) and Autotelic Inc. (Autotelic) Term Sheet

The following term sheet (“Term Sheet”) sets forth a summary of the basic terms of a contemplated licensing transaction (“Transaction”), wherein Oncotelic, a Delaware Corporation with its shares traded on OTCQB (OTLC) and Autotelic, a California Corporation, would enter into a licensing transaction, with an anticipated closing date no later than the 4th quarter of 2021. This Term Sheet is binding on the parties and shall survive termination as defined.

Consideration	Autotelic will out-license its product comprising of the intra-nasal drug and delivery system related to, but not limited to, nasal apomorphine (the “Product”) to Oncotelic. Oncotelic shall in-license the Product for the indications and for the consideration as shown in Schedule A below.

Structure	Subject to U.S. tax laws and other considerations, the Transaction will be structured as a standard licensing transaction.

Conditions to Closing	Principal conditions to the consummation of the Transaction will include, among others:

	1.	Completion of a due diligence review to the satisfaction of both parties
	2.	No material adverse change at Autotelic or Oncotelic.
	3.	Approval of the licensing transaction by the respective Board of Directors of Oncotelic and of Autotelic prior to signature of the Definitive Agreement(s).
	4.	Receipt of all necessary approvals, including governmental consents, if any.

Covenants	Each party shall continue to maintain and operate its business in the ordinary course prior to closing.

Publicity	By joint approvals from both parties.

Execution and exclusivity	The parties agree to not take more than five (5) days for the execution of this Term Sheet and 30 days from signing the term sheet to enter into a definitive agreement.

ONCOTELIC / OTLC Term Sheet -- Strictly Confidential

Intellectual Property	Autotelic owns, or has the right to use under license, all Intellectual Property Rights necessary for the operation of its business as conducted prior to the execution of the Term Sheet.

Representations Warranties	Absence of Litigation by either Party.

Confidentiality	The Parties signed a mutual non-disclosure agreement on August 12, 2021.

Termination	This Term Sheet will terminate if and when (a) the Definitive Agreement(s) are signed (b) mutual agreement of the parties to terminate any further discussions or (b) the date that is 30 calendar days after the date of this Term Sheet unless the parties mutually agree to extend.

Governing Law	California, without regard to conflict of laws principles.

[Remainder of Page Intentionally Left Blank; Next Page is Signature Page]

ONCOTELIC / OTLC Term Sheet -- Strictly Confidential

[SIGNATURE PAGE TO TERM SHEET]

Autotelic Inc.		Oncotelic Therapeutics, Inc.

By:	/s/ Chulho Park	By:	/s/ Saran Saund
Name:	Chulho Park PhD	Name:	Saran Saund
Title:	Chief Scientific Officer	Title:	Chief Business Officer
Date:	08/31/2021	Date:	08/31/2021

ONCOTELIC / OTLC Term Sheet -- Strictly Confidential

EXHIBIT A

Schedule of Oncotelic Payments by Milestone to Autotelic

Milestones	Transaction Value	Actions

Tranche 1	$1,000,000	Upon fund raising of $20M or more by Oncotelic or uplisting to Nasdaq/NYSE.

Tranche 2	$2,000,000	Upon FDA acceptance of 505(b)2 pathway for Parkinson’s Disease (PD)

Tranche 3	$2,000,000	Upon first patient in (FPI) for any clinical trial supporting PD or erectile dysfunction (ED)

Tranche 4	$2,500,000	Upon first patient in (FPI) for phase 2 clinical trial supporting female sexual dysfunction (FSD)

Tranche 5	$2,500,000	Upon first patient in (FPI) for phase 3 clinical trial supporting FSD

Tranche 6	$10,000,000	Upon Marketing approval for PD

Tranche 7	$10,000,000	Upon Marketing approval for ED

Tranche 8	$10,000,000	Upon Marketing approval for FSD

Tranche 9	$10,000,000	When either or all of the assets for PD, ED or FSD achieves licensing deal of value of $50M or over OR when either or all of the assets for PD, ED or FSD achieves gross revenues of $50M or over.

In Addition, Royalties on net sales at a rate to be defined in the Definitive Agreement(s) but not less than 15%.

ONCOTELIC / OTLC Term Sheet -- Strictly Confidential

EXHIBIT B

Intellectual Property Listing

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